Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

B. Riley Financial, Inc.

Woodland Hills, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of B. Riley Financial, Inc. of our report dated March 13, 2017, relating to the consolidated financial statements of FBR & Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

McLean, Virginia

September 23, 2019